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                                                                EXHIBIT 3.26.1

                               State of Wisconsin
                      Department of Financial Institutions



                       RESTATED ARTICLES OF INCORPORATION
                          STOCK FOR-PROFIT CORPORATION

The following restated articles of incorporation of

                                  E R D A, INC.
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       (Corporation name prior to any change effected by this restatement)

duly adopted pursuant to the authority and provisions of Chapter 180 of the Wisconsin Statutes, supercede and take the place of the existing articles of incorporation and any amendments thereto:

Article 1.   Name of the corporation:    E R D A, Inc.

Article 2.   The corporation is organized under Ch. 180 of the Wisconsin
             Statutes.

Article 3.   The corporation shall be authorized to issue 10,000,000 shares.

Article 4.   Name of the registered agent:        CT CORPORATION SYSTEM

Article 5.   Street address of the registered office:  44 East Mifflin Street
                                                       Madison, Wisconsin 53703

Article 6.   Other provisions (OPTIONAL):None

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                                   CERTIFICATE

This is to certify that the foregoing restated articles of incorporation

A.     (   ) Does not contain any amendment requiring shareholder approval,
       and were adopted on            by the board of directors or incorporators
                          ------------
                             (Date)
OR

B.     (X) Contains one or more amendments to the articles of incorporation

(Note: Select and mark (X) for A. or B. above. If you mark B., complete the following section.

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COMPLETE THIS SECTION only in you have marked "B" above.

Amendment(s) adopted on           JULY 11, 2000           (Date)

(INDICATE THE METHOD OF ADOPTION BY CHECKING (X) THE APPROPRIATE CHOICE BELOW.)

         ( ) In accordance with sec. 180.1003, Wis. Stats. (By the Board of Directors)
OR

         (X) In accordance with sec. 180.1003 and 180.1004, Wis. Stats. (By the Board of Directors and Shareholders)
OR
         ( ) In accordance with sec. 180.1005, Wis. Stats. (By Incorporators or Board of Directors, before issuance of shares)


C.       Executed on   July 12, 2000                   /s/ Richard J. Kaplan
                    -----------------------            -----------------------
                         (Date)                             (Signature)

Title    (   ) President    (X) Secretary
         or other officer title____________                Richard J. Kaplan
                                                       -----------------------
                                                            (Printed Name)

This document was drafted by                       SHERIDAN WEST
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                                (Name the individual who drafted the document)

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